Exhibit 99.1

April 14, 2020 Release

Conduent Provides Update on Current COVID-19 Actions, Withdraws FY 2020 Guidance; Strengthens Cash Position

FLORHAM PARK, NJ (April 14, 2020): Conduent Incorporated (NASDAQ: CNDT) (Company), a services and solutions provider to businesses and governments, today announced business updates in light of macroeconomic uncertainty resulting from the COVID-19 pandemic. Given the continuously changing and unpredictable environment related to COVID-19, Conduent is withdrawing its previously issued financial guidance for fiscal year 2020. Conduent plans to hold its first-quarter conference call in May.

“We are fortunate to have a large and diverse base of clients where we have strong relationships. We have worked closely with our clients which has enabled us to act quickly in this fluid environment. We remain focused on providing best-in-class delivery for our clients and their end-users, while focusing on the health and safety of our 67,000 associates. I am proud of the fact that, under exceptionally challenging circumstances, our team has been able to meet the needs of our clients and help them navigate these uncertain times. We took immediate actions to enable working-from-home where possible and put in place increased safety precautions at other locations,” said Cliff Skelton, CEO of Conduent.

“Like many other companies, we are seeing an impact to our clients’ volumes and thereby, our global operations as a result of COVID-19. We expect that 2020 could be impacted by lower volumes in several of our businesses resulting in lower revenue and profit,” continued Skelton. “However, with market and economic uncertainty, we could see increased activity in the support that we provide for certain government and healthcare clients. We are proud to be a key provider of these important services, which could potentially be a partial offset to the lower volumes that we expect to see in other parts of our business.”

Employee-Related Actions

Over the past several weeks, in response to COVID-19, Conduent has implemented measures as recommended by the Centers for Disease Control and Prevention (CDC) and the World Health Organization (WHO) to protect the health and safety of its employees globally. These actions include:

•	Implementing social distancing practices, extra cleaning and hand sanitizers at locations where essential services on site are required.

•	Shifting a large percentage of our associates to working from home and continuing to deploy technology to enable approximately 70% of our workforce to work remotely.

•	Complying with all orders and directives regarding business operations issued by federal, state and local authorities.

Cash and Liquidity Update

The Company has also announced that, as a precautionary measure, it borrowed $150 million from its $750 million revolving credit line in late March. The Company continues to maintain a strong cash and liquidity position and the funds were immediately deposited into interest bearing accounts. Conduent ended Q1 2020 with a cash balance of approximately $400 million. The Company has no significant debt maturities due until December 2022 and will consider options for an opportunistic refinancing within the next 18 months.

About Conduent

Conduent delivers mission-critical services and solutions on behalf of businesses and governments – creating exceptional outcomes for its clients and the millions of people who count on them. Through people, process and technology, Conduent solutions and services automate workflows, improve efficiencies, reduce costs and enable revenue growth. It’s why most Fortune 100 companies and over 500 government entities depend on Conduent every day to manage their essential interactions and move their operations forward.

Conduent’s differentiated services and solutions improve experiences for millions of people every day, including two-thirds of all insured patients in the U.S., 11 million employees who use its HR Services, and nearly nine million people who travel through toll systems daily. Conduent’s solutions deliver exceptional outcomes for its clients including $17 billion in savings from medical bill review of workers compensation claims, up to 40% efficiency increase in HR operations, and up to 40% improvement in processing costs, while driving higher end-user satisfaction. Learn more at www.conduent.com.

Forward-Looking Statements

This release and any attachments to this release may contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “will,” “aim,” “should,” “continue to,” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements reflect management’s current beliefs, assumptions and expectations and are subject to a number of factors that may cause actual results to differ materially. As with any projection or forecast, forward-looking statements are inherently susceptible to uncertainty and changes in circumstances. Our actual results may vary materially from those expressed or implied in our forward-looking statements.

Important factors and uncertainties that could cause our actual results to differ materially from those in our forward-looking statements include, but are not limited to: the magnitude and length of economic disruption as a result of the worldwide COVID-19 outbreak, including its impact on macroeconomic conditions, generally, as well as its impact on the results of operations and financial condition of the Company and the trading price of its shares, government appropriations and termination rights contained in our government contracts; risk and impact of potential goodwill and other asset impairments; our ability to renew commercial and government contracts, including contracts awarded through competitive bidding processes; our ability to recover capital and other investments in connection with our contracts; our ability to attract and retain necessary technical personnel and qualified subcontractors; our ability to deliver on our contractual obligations properly and on time; competitive pressures; our significant indebtedness; changes in interest in outsourced business process services; our ability to obtain adequate pricing for our services and to improve our cost structure; risk and impact of geopolitical events, natural disasters and other factors (such as pandemics) in a particular country or region on our workforce, customers and vendors; claims of infringement of third-party intellectual property rights; the failure to comply with laws relating to individually identifiable information, and personal health information and laws relating to processing certain financial transactions, including payment card transactions and debit or credit card transactions; breaches of our information systems or security systems or any service interruptions; our ability to estimate the scope of work or the costs of performance in our contracts; our continuing emphasis on and shift toward technology-led digital transactions; customer decision-making cycles and lead time for customer commitments; our ability to collect our receivables, including those for unbilled services; a decline in revenues from, or a loss of, or a reduction in business from or failure of significant clients; fluctuations in our non-recurring revenue; our failure to maintain a satisfactory credit rating; our ability to attract and retain key employees; increases in the cost of telephone and data services or significant interruptions in such services; our failure to develop new service offerings; our ability to modernize our information technology infrastructure and consolidate data centers; our ability to comply with data security standards; our ability to receive dividends or other payments from our subsidiaries; changes in tax and other laws and regulations; changes in government regulation and economic, strategic, political and social conditions; and other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and other sections in our 2019 Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with or furnished to the Securities and Exchange Commission. Any forward-looking statements made by us in this release speak only as of the date on which they are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether as a result of new information, subsequent events or otherwise.

Conduent Media Contact:

Sean Collins, Conduent, +1-310-497-9205, sean.collins2@conduent.com

Investor Relations Contacts:

Alan Katz, Conduent, +1-973-526-7173, alan.katz@conduent.com

Rebecca Koar, Conduent, +1-862-308-7105, rebecca.koar@conduent.com

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Conduent is a trademark of Conduent Incorporated in the United States and/or other countries.